Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Shire plc of our report dated March 3, 2016 relating to the financial statements of Baxalta Incorporated, which appears in Shire plc’s Current Report on Form 8-K dated June 3, 2016.

/s/ PricewaterhouseCoopers LLP
Chicago, Illinois
June 9, 2016